Exhibit 99.1
                                            For Further Information Contact:
For Immediate Release
                                            Christopher J. Ryan
                                            President
                                            711-2 Koehler Avenue
                                            Ronkonkoma, NY  11779
                                            631-981-9700



                            LAKELAND INDUSTRIES, INC.


                           LAKELAND INDUSTRIES ELECTS
                              NEW PRESIDENT AND CEO

Christopher J. Ryan was elected President of Lakeland Industries, Inc. He replaces Raymond J. Smith, Lakeland's President since 1982. Mr. Smith will remain on the Board of Directors of Lakeland as Chairman, but has relinquished all executive duties.

Mr. Ryan is a graduate of Stanford University (BA), received his (MBA) from Columbia Graduate School of Business and Law Degree (JD) from Vanderbilt Law School. Prior to joining Lakeland as a Director and Officer Mr. Ryan practiced corporate and securities law from 1978-1983 and later headed up the corporate finance departments of Furman Selz, Laidlaw Adams & Peck, Inc. and Brean Murray Securities between 1983 and 1990.

Lakeland also disclosed that Sales for the 3rd Quarter ended October 31, 2003 were up 14% over the similar quarter ended October 31, 2002.